EXHIBIT 99.1

Adams Golf Announces Results for Third Quarter 2010

PLANO, Texas, Nov. 8, 2010 (GLOBE NEWSWIRE) -- Adams Golf (Nasdaq:ADGF) today reported net sales of $19.7 million for the three months ended September 30, 2010, as compared to $17.4 million for the three months ended September 30, 2009, an increase of 13% year-over-year. Adams Golf had a net profit of $0.5 million, or $0.07 per fully diluted share, for the three months ended September 30, 2010, as compared to a loss of $5.5 million, or $0.82 per fully diluted share, for the comparable period of 2009. The loss during the three months ended September 30, 2009 included a $5.0 million one time charge to settlement expense resulting from the accrual of the settlement of the class action lawsuit. Excluding this charge, the loss would have been $0.5 million, or $0.06 per fully diluted share, for the three months ended September 30, 2009.

The Company reported net sales of $73.6 million for the nine months ended September 30, 2010, as compared to $64.1 million for the comparable period of 2009, an increase of 15% year-over-year. Adams Golf had a net profit of $7.1 million, or $0.92 per fully diluted share, for the nine months ended September 30, 2010, as compared to a loss of $10.3 million, or $1.55 per fully diluted share, for the comparable period of 2009. In addition to the $5.0 million settlement expense incurred during the third quarter of 2009, the 2009 year-to-date net loss also included a one time charge to cost of goods sold of $3.6 million for the write-down of products to the lower of cost or market. Excluding these charges, our net loss for the nine months ended September 30, 2009 was $1.7 million.

As of September 30, 2010, the Company's aggregate cash and cash equivalents balance was $10.3 million and there was no outstanding balance on its credit facility with Wells Fargo.

"We are very pleased with our third quarter and year-to-date financial results," said Mr. Chip Brewer, CEO and President of Adams Golf.

"Furthermore, and perhaps most importantly, we continued to make progress on our brand development and market share objectives during the quarter:

  According to Golf Datatech LLC, our year-to-date U.S. iron dollar share, in the combined On and Off Course Channels, was 9.98%, up 18% year-over-year. Our year-to-date wood dollar share in the same channels was 5.42%, up 7% year-over-year.
  We continued to strengthen our brand through tour exposure and sustained our position as the # 1 hybrid on the PGA, Nationwide and Champions tours.
  We are pleased with the market response to new premium product launches such as the Speedline 9064LS drivers and Idea Tech V3 irons. Consistent with the above results, recent brand research shows that our brand strength is continuing to improve, as is purchase interest in our products.
  As part of our International growth efforts we have begun working with a third party warehouse and logistics center, located in the UK, to serve both UK and Europe. International continues to be a targeted growth area for Adams Golf.
  Lastly, our product pipeline remains strong with incremental product launches planned for both Q4 of this year and through the first half of 2011.

"Overall market conditions for 2010 are better than 2009; however, the recovery has been muted and there appears to have been further softening in the third quarter. Looking forward, despite the sluggish current conditions, it feels as if market conditions are slowly improving and thus we maintain a cautious optimism that overall economic recovery and improving consumer confidence will bode well for the balance of this year and 2011. Regardless of the timing of any industry recovery, the most important consideration for Adams Golf is profitably driving further brand and market share growth, and we appear to be in good position to accomplish this," concluded Mr. Brewer.

Use of Non-GAAP Financial Information

This press release includes adjusted earnings and earnings per share financial measures that have not been calculated in accordance with generally accepted accounting principles, or GAAP. These non-GAAP financial measures exclude certain items that are included in our earnings calculated in accordance with GAAP and they are not meant to be considered in isolation or as a substitute for the comparable GAAP measure. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items being excluded. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information for investors as to the underlying performance of our business without regard to one time, non-recurring charges. The non-GAAP financial measures should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Conference Call

Adams Golf will host a conference call at 4:30 p.m. Eastern time on Wednesday, November 10, 2010, with Chip Brewer, CEO and President, and Pamela High, Chief Financial Officer, to review Adams' Q3 2010 financial results. For telephone access to the conference call, dial (877) 485-3104 or (201) 689-8579 for international calls, and request connection to the Adams Golf conference call. The conference ID # is 359548.

About Adams Golf

Developing high-performance and technologically innovative golf products is the cornerstone of Adams Golf. From initial design, through manufacturing and servicing, Adams Golf is committed to helping golfers of all abilities enjoy the game of golf. For more information on Adams Golf, please visit www.adamsgolf.com or view prior press releases at http://www.adamsgolf.com/news.htm.

The Adams Golf logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5031

Forward-Looking Statements

This press release contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements regarding our ability to continue manufacturing products that are commercially acceptable to consumers, planned product launches, the global economic recession, our ability to operate profitably and protect our financial condition and statements using terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek," "inevitably," "appears," or "believe." Such statements reflect the current view of Adams Golf with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the following: the impact of changing economic conditions, our ability to further reduce fixed costs; product development difficulties; product approval and conformity to governing body regulations; assembly difficulties; competing product introductions; patent infringement risks; uncertainty of our ability to protect our intellectual property rights; market demand and acceptance of products; the success of our marketing strategy; our dependence on a limited number of customers; business conditions in the golf industry; reliance on third parties, including suppliers; the actions of competitors, including pricing, advertising and product development risks concerning future technology; the management of sales channels and re-distribution; and one-time events and other factors detailed under "Risk Factors" in our most recent Form 10-K and subsequent Form 10-Qs on file with Securities and Exchange Commission filings. These filings can be obtained by contacting Adams Golf Investor Relations.

Although Adams Golf believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Adams Golf undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to Adams Golf or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

ADAMS GOLF, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

ASSETS
	September 30,	December 31,
	2010	2009
	(unaudited)
Current assets:
Cash and cash equivalents	$ 10,268	$ 12,562
Trade receivables, net of allowance for doubtful accounts of $1,848	18,266	13,136
(unaudited) and $1,625 in 2010 and 2009, respectively
Inventories, net	23,099	19,721
Prepaid expenses	695	378
Other current assets	114	22
Total current assets	52,442	45,819

Property and equipment, net	743	934
Deferred tax assets, net	10,228	10,228
Other assets, net	161	238
	$ 63,574	$ 57,219

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 4,896	$ 5,479
Accrued expenses and other current liabilities	10,124	11,228
Total current liabilities	15,020	16,707
Other liabilities	--	2
Total liabilities	15,020	16,709

Stockholders' equity:
Preferred stock, $0.01 par value; authorized 1,250,000 shares; none issued	--	--
Common stock, $0.001 par value; authorized 12,500,000 shares;
7,759,184 and 7,387,309 shares issued and 7,348,247 and 6,976,372 shares outstanding at September 30, 2010 (unaudited) and December 31, 2009, respectively	8	7
Additional paid-in capital	94,258	93,576
Accumulated other comprehensive income	2,326	2,074
Accumulated deficit	(43,284)	(50,393)
Treasury stock, 410,937 common shares at September 30, 2010 and
December 31, 2009, at cost	(4,754)	(4,754)
Total stockholders' equity	48,554	40,510

	$ 63,574	$ 57,219

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2010	2009	2010	2009

Net sales	$ 19,685	$ 17,385	$ 73,643	$ 64,115
Cost of goods sold	11,432	11,056	40,653	45,999
Gross profit	8,253	6,329	32,990	18,116

Operating expenses:
Research and development expenses	663	610	1,881	2,201
Selling and marketing expenses	4,883	4,548	17,292	15,936
General and administrative expenses	2,087	1,614	6,496	5,199
Settlement expense	--	5,000	--	5,000
Total operating expenses	7,633	11,772	25,669	28,336
Operating income (loss)	620	(5,443)	7,321	(10,220)

Other income (expense):
Interest expense, net	(7)	(19)	(25)	(71)
Other, net	(8)	(5)	(13)	45

Income (loss) before income taxes	605	(5,467)	7,283	(10,246)
Income tax expense	70	4	174	64
Net income (loss)	$ 535	$ (5,471)	$ 7,109	$ (10,310)

Net income (loss) per common share - basic	$ 0.07	$ (0.82)	$ 1.00	$ (1.55)
- diluted	$ 0.07	$ (0.82)	$ 0.92	$ (1.55)
CONTACT:  Adams Golf
          Pamela High, Chief Financial Officer
          (972) 673-9000
          InvestorInfo@adamsgolf.com